EXHIBIT 23

              CONSENT OF LARRY WOLFE, CERTIFIED PUBLIC ACCOUNTANT

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Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use of our audit report dated May 4, 2005 for the fiscal year ended 2004 in the Form 10-KSB of Captech Financial Group, Inc.

/s/ Larry Wolfe
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Larry Wolfe, Certified Public Accountant
Miami, Florida

August 22, 2006